Exhibit 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 3, 2012 (together with all amendments, if any, from time to time hereto, this “Security Agreement”), among the grantors signatory hereto (together with their respective successors and assigns, each a “Grantor”), and the Investors (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) dated as of the date hereof by and among Stratus Media Group, Inc. a Nevada corporation (the “Corporation”), and each investor identified on the signature pages thereto (together with their respective successors and assigns, collectively, the “Investors”), the Investors purchased Preferred Shares (as defined herein);

WHEREAS, pursuant to that certain Amended and Restated Certificate of Designations of Series E Convertible Preferred Stock (the “Certificate of Designations”), as filed with the Secretary of State of Delaware on October ___, 2012, the Corporation authorized the issuance shares of Series E Convertible Preferred Stock (the “Preferred Shares”) and provided that the Corporation shall redeem any and all outstanding Preferred Shares on the fifth anniversary of the Original Issue Date (as defined in the Certificate of Designations) for a sum equal to the Stated Value (as defined in the Certificate of Designations) of each Preferred Share plus all declared or accumulated but unpaid dividends on such shares;

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, each Grantor has agreed to grant a continuing perfected Security Interest in (as hereinafter defined) and Lien (as hereinafter defined) on the Collateral (as hereinafter defined) to secure the all of the Secured Obligations (as hereinafter defined);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  DEFINED TERMS. All terms not specifically defined herein which are defined in the Code (as defined herein) shall have the meanings as defined in the Code. In addition, as used herein:

(a)                “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (ii) all rights in, to and under all purchase orders or receipts for goods or services, (iii) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all rights to payment due to any Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), (v) all health care insurance receivables and (vi) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

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(b)               “Account Debtor” means any Person who may become obligated to any Grantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

(c)                “Business” means the business from time to time, now or hereafter, conducted by the Corporation and any Subsidiary (as defined herein).

(d)               “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor.

(e)                “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Investor’s Security Interest on any Collateral is governed by the Uniform Commercial Code as enacted and in effect from time to time in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(f)                “Collateral” has the meaning ascribed thereto in Section 2(a) hereof.

(g)               Intentionally deleted.

(h)               “Contracts” means all contracts and agreements to which any Grantor is a party, as the same may be amended, supplemented or otherwise modified from time to time, including without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

(i)                 “Copyright Licenses” means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright (as defined below) or Copyright registration.

(j)                 “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor: (i) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

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(k)               “Default” shall have the meaning ascribed thereto in Section 16(c) of the Certificate of Designations.

(l)                 “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Grantor.

(m)             “Documents” means all “documents”, as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

(n)               “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(o)               “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

(p)               “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including all right, title and interest that such Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

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(q)               “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the Code.

(r)                 “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(s)                “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, service marks, trade dress, trade names, domain names, brand names and certification marks presently owned by any Grantor or (pursuant to license, sublicense, agreement or permission) used by any Grantor in connection with such Grantor’s Business.

(t)                 “Inventory” means all “inventory” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

(u)               “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Grantor, wherever located including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor and (v) all commodity accounts held by any Grantor.

(v)               “Letter of Credit Rights” means letter of credit rights as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

(w)             “Licenses” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

(x)               “Lien” means any mortgage, pledge, security interest, lien, claim, encumbrance or other similar restrictions, of any kind or nature whatsoever.

(y)               “Patent Licenses” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent (as defined below) is in existence.

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(z)                “Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (i) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

(aa)            “Permitted Liens” means (i) all currently outstanding Liens on the assets of the Grantor, to the extent, but only to the extent, such Liens are fully and properly perfected and in existence prior to the date hereof, (ii) Liens for taxes not yet payable as of the date hereof, and (iii) Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; and (iv) liens issued in connection with the Series E Preferred Stock financing in May, 2011.

(bb)           “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

(cc)            “Proceeds” means “proceeds,” as such term is defined in the Code, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any claim of any Grantor against third parties (A) for past, present or future infringement of any Patent or Patent License, or (B) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (iv) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged stock, and (vi) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

(dd)          “Secured Obligations” shall mean the Corporation’s obligation to redeem the outstanding shares of the Preferred Shares on the Redemption Date (as defined in the Certificate of Designations) pursuant to Section 16 of the Certificate of Designations.

(ee)            “Security Interests” means the Liens in and the charges (fixed or floating, as the case may be) over the Collateral granted hereunder securing the Secured Obligations.

(ff)             “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

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(gg)           “Subsidiary” means any corporation, partnership, limited liability company, joint venture, association or other business entity at least 50% of the outstanding voting stock or voting interests of which is at the time owned or controlled, directly or indirectly, by any Grantor.

(hh)           “Supporting Obligations” means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(ii)               “Termination Date” means the date on which all Secured Obligations are indefeasibly repaid in full, in cash to all Investors.

(jj)               “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark (as defined below).

(kk)           “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

(ll)               “Transaction Documents” shall mean the Purchase Agreement, the Security Agreement and all other related documents.

(mm)       “Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                  GRANT OF LIEN.

(a)                To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Investors, a continuing Security Interest and Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

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(i)                 all Accounts;

(ii)               all Chattel Paper;

(iii)             all Contracts;

(iv)             all Documents;

(v)               all General Intangibles (including payment intangibles and Software);

(vi)             all Goods (including Inventory, Equipment and Fixtures);

(vii)           all Instruments;

(viii)         all Investment Property;

(ix)             all Deposit Accounts, of any Grantor, including all deposit and other bank accounts and all deposits therein;

(x)               all money, cash or cash equivalents of any Grantor;

(xi)             all Supporting Obligations and Letter of Credit Rights of any Grantor;

(xii)           to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)               The aforementioned Security Interests are granted as security only and shall not subject Investors, or any of Investors’ successors or assigns to, or transfer or in any way affect or modify, any obligation of any Grantor with respect to any of the Collateral or any transaction connected therewith.

(c)                To secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Investors and Investors as aforesaid, each Grantor hereby grants to Investors, for itself and the benefit of Investors, a right of setoff against the property of such Grantor held by Investors, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Investors, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

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3.                  INVESTORS’ RIGHTS: LIMITATIONS ON INVESTORS’ OBLIGATIONS.

(a)                It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. No Investor shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Security Interest thereon or the receipt by any Investor of any payment relating to any Contract or License pursuant hereto. No Investor shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)               Investors may at any time after a Default has occurred, without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Investors have a security interest therein, and that payments shall be made directly to Investors. Upon the request of Investors after the occurrence of a Default, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Investors’ prior written consent.

(c)                Investors may, upon two (2) days prior written notice to Corporation, in Investors’ own names, in the name of a nominee of Investors or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper and/or payment intangibles to verify with such Persons, to Investors’ satisfaction, the existence, amount terms of, and any other matter relating to, any such Accounts, Contracts, Instruments or Chattel Paper and/or payment intangibles.

4.                  REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a)                Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Security Interest hereunder free and clear of any and all Security Interests other than Permitted Liens.

(b)               No effective financing statement or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Investors pursuant to this Security Agreement and (ii) in connection with any Permitted Liens.

(c)                This Security Agreement is effective to create a valid and continuing Security Interest on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Security Interest in favor of the Investors, on the Collateral with respect to which a Security Interest may be perfected by filing pursuant to the Code. Such Security Interest is prior to all other Security Interests, except Permitted Liens that would be prior to Security Interests in favor of Investors as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect such Security Interest on each item of the Collateral has been duly taken.

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(d)               Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All actions by any Grantor necessary or desirable to protect and perfect the Security Interest of Investors on each item set forth on Schedule II (including the delivery of all originals thereof to Investors and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Security Interest of Investors, on the Collateral listed on Schedule II hereto is prior to all other Security Interests, except Permitted Liens that would be prior to the Security Interests in favor of Investors as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e)                Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.

(f)                With respect to each Grantor’s Accounts (i) such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Investors; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices or statements; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further, with respect to the Accounts (x) the amounts shown on all invoices and statements, which may be delivered to Investors with respect thereto, are not in any way contingent and are to the respective Grantor’s knowledge actually and absolutely owing to such Grantor as indicated thereon; (y) no payments have been or shall be made thereon; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

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(g)               With respect to any of the Grantor’s Inventory (i) such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Investors’ prior consent, and if Investors gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Purchase Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or Security Interest or document whatsoever except for the Security Interest granted to Investors, for the benefit of Investors and Investors, and except for Permitted Liens, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Investors, such Inventory is of good and merchantable quality, free from any defects, other than such defects as are inherent in Inventory of like grade and quality, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Investors following a Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

(h)               No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Security Interest on and, upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office, perfected Security Interests in favor of Investors on each Grantor’s Patents, Trademarks and Copyrights within the United States and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and filing of the Intellectual Property Security Agreement with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Investors’ Security Interest within the United States on each Grantor’s Patents, Trademarks or Copyrights under applicable law shall have been duly taken.

5.                  COVENANTS. Each Grantor covenants and agrees with Investors, for the benefit of Investors, that from and after the date of this Security Agreement and until the Termination Date:

(a)                Further Assurances: Pledge of Instruments; Chattel Paper.

(i)                 At any time and from time to time, upon the written request of Investors and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Investors may in good faith deem reasonable and appropriate to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Investors of any License or Contract held by such Grantor and to enforce the Security Interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Security Interests granted hereunder as to those jurisdictions that are not Uniform Commercial Code Jurisdictions.

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(ii)               Unless Investors shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Investors all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

(iii)             Each Grantor shall use its commercially reasonable efforts to obtain waivers or subordinations of Security Interests from landlords and mortgagees.

(iv)             Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Investors thereof and enter into a tri party agreement with Investors and the issuer and/or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to Investors and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Investors.

(v)               Each Grantor shall take all steps necessary to grant the Investors control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vi)             Each Grantor hereby irrevocably authorizes the Investors at any time and from time to time to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (A) indicate that the Collateral (x) constitutes all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (xx) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (yy) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Investors promptly upon request. Each Grantor also ratifies its authorization for the Investors to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vii)           Each Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify Investors of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Investors, such Grantor shall enter into a supplement to this Security Agreement, granting to Investors a Security Interest in such commercial tort claim.

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(b)               Maintenance of Records. Each Grantor shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Grantor shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Security Interests granted hereby.

(c)                Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                 Each Grantor shall notify Investors immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)               If any Grantor, either by itself or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, Grantor shall provide Investors with written notice thereof within a reasonable time thereafter, but in any event within ten (10) Business Days from the date of filing, and, upon request of Investors, Grantor shall execute and deliver an amendment to the Intellectual Property Security Agreement as Investors may request to evidence Investors’ Security Interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)             Each Grantor shall take all commercially reasonable actions necessary or requested by Investors to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv)             In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(vii) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

12

(d)               Indemnification.

(i)                 Each Grantor shall, jointly and not severally, indemnify Investors from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs of settlement, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable fees and disbursements of counsel to the Investors) (collectively, “Losses”), which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by, asserted against or due and owing to the Investors in any way relating to or arising out of actions taken or omitted to be taken by the Investors all of which Losses shall periodically be reimbursed as incurred; provided that no Grantor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, costs of settlement, suits, costs, expenses or disbursements directly resulting from the gross negligence or willful misconduct of the Investors as finally determined by a court of competent jurisdiction.

(ii)               In any suit, proceeding or action brought by Investors relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Investors harmless from and against all Losses suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Investors, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Investors (in its capacity as such) as finally determined by a court of competent jurisdiction. All such obligations of any Grantor shall be and remain enforceable against and only against such Grantor(s) and shall not be enforceable against Investors.

(iii)             The agreements in this Section 5(d) shall survive (x) the payment of the Secured Obligations and all other amounts payable under the Transaction Documents and the termination of the Transaction Documents.

(iv)             Each Grantor shall have the right, but not the obligation, to conduct the defense of any action or claim and all negotiations for the settlement or compromise thereof; provided that (i) any settlement negotiated by any Grantor involves no cost or liability to Investors and includes an unconditional release of Investors from all liability with respect to such claim or action, (ii) Investors shall have the right to retain their own counsel, with the fees and expenses to be paid by Grantors, if in Investors’ reasonable judgment there exists any actual or potential conflict of interest between Investors and any Grantor and (iii) if no such conflict exists, Investors shall have the right at any time to participate in and join the defense of any action or claim at Investors’ expense.

(e)                Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

13

(f)                Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Liens or Security Interests on the Collateral except Permitted Liens, and will defend the right, title and interest of Investors in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)               Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral or any interest therein, or attempt or contract to do so, except as done in the ordinary course of such Grantor’s business.

(h)               Further Identification of Collateral. Each Grantor will, if so requested by Investors, furnish to Investors, as often as Investors reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Investors may reasonably request, all in such detail as Investors may specify.

(i)                 Notices. Each Grantor will advise Investors promptly, in reasonable detail, (i) of any Security Interest or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Security Interest created hereunder.

(j)                 Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Investors and agrees that it will not do so without the prior written consent of Investors, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

6.                  INVESTORS APPOINTMENT AS ATTORNEY-IN-FACT.

Each Grantor shall execute and deliver to Investors a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Investors, for the benefit of Investors and Investors, under the Power of Attorney are solely to protect Investors’ interests (for the benefit of Investors and Investors) in the Collateral and shall not impose any duty upon Investors to exercise any such powers. Investors agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless a Default has occurred and is continuing, and (b) Investors shall account for any moneys received by Investors in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Investors shall not have any duty as to any Collateral, and Investors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. INVESTORS, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

14

7.                  REMEDIES: RIGHTS UPON DEFAULT.

(a)                In addition to all other rights and remedies authorized or granted to it under this Security Agreement, the Purchase Agreement, the Notes and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Default shall have occurred and be continuing, Investors may exercise all rights and remedies of a secured party under the Code (whether or not in effect in the jurisdiction where such rights are exercised). Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Investors, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Investors’ claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and, following the delivery of notice to Grantor may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Investors shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Investors, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Investors shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Investors deems necessary or advisable.

If any Default shall have occurred and be continued, each Grantor further agrees, at Investors’ request, to assemble the Collateral and make it available to Investors at a place or places designated by Investors which are reasonably convenient to Investors and such Grantor, whether at such Grantor’s premises or elsewhere. Until Investors are able to effect a sale, lease, or other disposition of Collateral, Investors shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Investors. Investors shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Investors. Investors may, if they so elect, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Investors’ remedies (for the benefit of Investors and Investors), with respect to such appointment without prior notice or hearing as to such appointment. Investors shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Purchase Agreement, and only after so paying over such net proceeds, and after the payment by Investors of any other amount required by any provision of law, need Investors account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Investors or any Investor arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Investors or such Investor as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Investors of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any reasonable attorneys’ fees and other expenses incurred by Investors or any Investor to collect such deficiency.

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(b)               Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                To the extent that applicable law imposes duties on the Investors to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Investors (i) to fail to incur expenses reasonably deemed significant by the Investors to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Security Interests on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Investors against risks of loss, collection or disposition of Collateral or to provide to the Investors a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Investors, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Investors in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Investors would not be commercially unreasonable in the Investors’ exercise of remedies against the Collateral and that other actions or omissions by the Investors shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Investors that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

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(d)               The Investors shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. The Investors shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Investors or any Investor, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.                  GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Investors to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Investors shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Investors, to the extent that it may lawfully do so, for the benefit of Investors, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.                  LIMITATION ON INVESTORS’S AND INVESTORS’ DUTY IN RESPECT OF COLLATERAL. Each Investor shall use reasonable care with respect to the Collateral in its possession or under its control. No Investor shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Investors or such Investor, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.              REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

17

11.              NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Notes.

12.              EXPENSES. Each Grantor hereby agrees to pay all reasonable fees and expenses of Investors in connection with the performance of their duties under the Purchase Agreement or this Security Agreement.

13.              SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Purchase Agreement and the Notes which, taken together, set forth the complete understanding and agreement of Investors and each Grantor with respect to the matters referred to herein and therein.

14.              NO WAIVER; CUMULATIVE REMEDIES. Investors shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Investors and then only to the extent therein set forth. A waiver by Investors of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Investors would otherwise have had on any future occasion. Neither failure to exercise nor any delay in exercising on the part of Investors, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Investors and each Grantor.

15.              LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

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16.              TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

17.              SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Investors, for the benefit of Investors, hereunder, inure to the benefit of Investors, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Security Interest granted to Investors, for the benefit of Investors hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

18.              COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

19.              GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE NOTES, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR AND INVESTORS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT INVESTORS AND EACH GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE INVESTORS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF INVESTORS. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19

20.              WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG INVESTORS, AND ANY GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

21.              SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

22.              NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23.              ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 19 and Section 20, with its counsel.

24.              BENEFIT OF SUCCESSORS. All Security Interests granted or contemplated hereby shall be for the benefit of Investors and Investors’ successors and assigns, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Notes.

[END OF TEXT. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

STRATUS MEDIA GROUP, INC. By: /s/Jerold Rubinstein Name: Jerold Rubinstein Title: Chief Executive Officer
PRO SPORTS & ENTERTAINMENT, INC. By: /s/John Moynahan Name: John Moynahan Title: Senior Vice President
STRATUS REWARDS, LLC By: /s/Jerold Rubinstein Name: Jerold Rubinstein Title: Owner PROELITE, INC. By: /s/Jerold Rubinstein Name: Jerold Rubinstein Title: Chief Executive Officer

INVESTOR /s/ Sol Barer Name: Sol Barer

21

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

Delaware Secretary of State

Nevada Secretary of State

California Secretary of State

United States Patent and Trademark Office

United States Copyright Office

22

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS
CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS

None.

23

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING COLLATERAL

I.	Each Grantor’s official name:
1.	Stratus Media Group, Inc.
2.	Pro Sports & Entertainment, Inc.
3.	Stratus Rewards, LLC
4.	ProElite, Inc.
II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):
1.	corporation
2.	corporation
3.	limited liability company
4.	corporation
III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:
1.	Entity Number: C144-1995
2.	Entity Number: C2096886
3.	File Number: 3675419
4.	File Number: 0100511217
IV.	State of Incorporation or Organization:
1.	Nevada
2.	California
3.	Delaware
4.	New Jersey

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V.	Chief Executive Office and principal place of business:
1.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
2.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
3.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
VI.	Corporate Offices:
1.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
2.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
3.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
4.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
VII.	Warehouses:
1.	None
2.	None
3.	None
4.	None
VIII.	Other Premises at which Collateral is Stored or Located:
1.	None
2.	None
3.	None
4.	None
IX.	Locations of Records Concerning Collateral: 1800 Century Park East, 6th Floor, Los Angeles, CA 90067
1.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
2.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
3.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
4.	1800 Century Park East, 6th Floor, Los Angeles, CA 90067
25

SCHEDULE IV

to

SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

Trademark	Registration No.	Serial No.	Status/Prosecution	Classes of Goods/Services	Action
STRATUS REWARDS	3,225,387	76523353	Registered 10/16/2007	International Class 35 - Business/Advertising - (words only) for “providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 04/07/2013. Must also assign ownership from Avacus to Pro Sports.
CLUB 360°	3,534,409	76/582093	Registered 11/18/2008	International Classes 39/ (words only) for “air transportation services featuring a bonus incentive program”	LIVE: Declarations of Continued Use and of Incontestability to be filed by 11/18/2013. Must also assign ownership from Avacus to Pro Sports.
CLUB 360°	3,177,435	76/582092	Registered 11/28/2006	International Class 35 - Business/Advertising - (words only) for “incentive awards programs, whereby purchase points may be redeemed for merchandise”	LIVE: Declarations of Continued Use and of Incontestability to be filed by 11/18/2012. Must also assign ownership from Avacus to Pro Sports.
LIVING AT ALTITUDE	3,197,284	78375767	Registered 01/09/07	International Class 35 - Business/Advertising - (words only) for “providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 1/09/2013. Must also assign ownership from Avacus to Pro Sports.
LIVING AT ALTITUDE	3,477,898	78362183	Registered 07/29/08	International Class 41 - Education/Enternmenty - (words only) for “providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 7/29/2014. Must also assign ownership from Avacus to Pro Sports.

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EXHIBIT A

POWER OF ATTORNEY

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